QuickLinks -- Click here to rapidly navigate through this document

[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit 10.56

ASSIGNMENT AGREEMENT

    This Assignment Agreement (the "Agreement") is entered into as of the 24th day of July, 2000 (the "Effective Date") by and among UTStarcom, Inc., a Delaware company, with its principal place of business at 1275 Harbor Bay Parkway, Suite 100, Alameda, California 94502 ("UTStarcom") and Stable Gain International Limited, a British Virgin Islands company, with its principal place of business at 8/F Baskerville House, 22 Ice House St. Central, Hong Kong ("Stable Gain").

RECITALS

    WHEREAS, UTStarcom desires to receive from Stable Gain an assignment of all Intellectual Property Rights (as defined below) of Stable Gain to the Technology (as defined below) and Stable Gain desires to assign to UTStarcom all of its Intellectual Property Rights to the Technology in accordance with the terms and conditions of this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and agreements contained herein, the parties hereto agree as follows:

    1.  DEFINITIONS.

      1.1  Assignment.  "Assignment" shall have the meaning specified in Section 2.1 hereof.

      1.2  Average Share Price.  "Average Share Price" means the average share price of UTStarcom Common Stock, calculated by dividing (i) the sum of the closing prices of UTStarcom Common Stock, as reported at the end of trading on each day during the Valuation Period, by (ii) [***].

      1.3  Closing Date.  "Closing Date" means the date of this Agreement.

      1.4  Delivery Date.  "Delivery Date" means the date on which the items set forth in Exhibit B are delivered to UTStarcom in form and substance acceptable to UTStarcom; provided, however, such Delivery Date shall not be more than [***] after the Closing Date.

      1.5  Escrow Fund.  "Escrow Fund" shall have the meaning specified in Section 8.2 hereof.

      1.6  Escrow Shares.  "Escrow Shares" shall have the meaning specified in Section 8.2 hereof.

      1.7  Intellectual Property Rights.  "Intellectual Property Rights" or "IP" means any and all technologies, procedures, processes, designs, inventions, discoveries, know-how and works of authorship, and documentation thereof, in, to or for the Technology, and all copyrights, current and future patents and proprietary rights thereto and any other intellectual property rights in existence at the date of this Agreement, whether or not worldwide, and all applications and registrations with respect to any of the foregoing.

      1.8  Principal Market.  "Principal Market" shall mean the Nasdaq National Market, which is the principal trading exchange and market for the common stock of UTStarcom.

      1.9  Purchase Price.  "Purchase Price" means [***].

      1.10  Technology.  "Technology" means the technology listed and described in Exhibit A, attached hereto, as well as any updates, upgrades, improvements, revisions, error corrections, new versions and follow-on versions (collectively, "Improvements") thereto.

      1.11  Trading Day.  "Trading Day" means any day during which the Principal Market is open for business.

      1.12  UTStarcom Common Stock.  "UTStarcom Common Stock" means the common stock of UTStarcom traded under the ticker symbol "UTSI" on the Principal Market.

      1.13  Valuation Period.  "Valuation Period" means the period covering [***] Trading Days immediately preceding the Closing Date.

    2.  Assignment of Rights.

      2.1 For good and valuable consideration, the sufficiency of which is hereby acknowledged, Stable Gain hereby [***] assigns and transfers to UTStarcom and agrees to assign to UTStarcom all of its right, title and interest in and to the Intellectual Property Rights, and UTStarcom hereby accepts such assignment (the "Assignment").

      2.2 On and after the Closing Date, Stable Gain shall, [***] and promptly upon request by UTStarcom, in order to effect and perfect the Assignment contained herein or to enable UTStarcom to obtain the full benefits of this Agreement and the transactions contemplated hereby, (i) deliver to UTStarcom records, data or other documents relating to the Intellectual Property Rights that are in the possession of Stable Gain and its affiliates or will be in the possession of Stable Gain and its Affiliates, (ii) execute and deliver assignments, licenses, consents, documents or further instruments of transfer, and (iii) take other actions, render other assistance and execute other documents as requested by UTStarcom. Stable Gain will also assist UTStarcom in filing and prosecuting United States and foreign patent, copyright and trademark applications claiming the Intellectual Property Rights.

      2.3 UTStarcom, in the exercise of its sole discretion, may add to, subtract from, arrange, rearrange, revise, adapt and translate all or any part of the Technology, and/or combine the Technology with any other work by any other person(s); and/or change or substitute the title of the Technology. Stable Gain hereby waives any so-called "droit moral" or "moral rights of authors" or any similar rights in and/or to the Intellectual Property Rights. Stable Gain shall not institute, support, maintain or permit any action or lawsuit on the ground that any version of the Technology, or any part thereof, as produced, used, exhibited or exploited by or on behalf of UTStarcom in any manner whatsoever (i) constitutes a violation of any of Stable Gain's "moral rights" or other rights in any country of the world, (ii) defames or mutilates the Technology or any part thereof, (iii) contains unauthorized variations, alterations, modifications, changes or translations or (iv) defames or injures Stable Gain in any manner.

      2.4  Delivery.  Stable Gain shall deliver to UTStarcom, the materials set forth on Exhibit B as Stable Gain deliverables upon the Delivery Date under this Agreement. The adequacy of the deliverables is subject to UTStarcom's approval.

    3.  PAYMENTS.

      3.1  UTStarcom One-time Purchase Payment.  As consideration for the Assignment, and provided that Stable Gain shall perform all the terms and conditions required of it under this Agreement, UTStarcom agrees to pay to Stable Gain that number of shares of UTStarcom Common Stock determined by dividing the Purchase Price by the Average Share Price (the "Shares") as of the Closing Date set forth in Exhibit C, attached hereto, subject to the provisions of Article 8 hereof.

    4.  REPRESENTATIONS AND WARRANTIES.

      4.1  Stable Gain Representations and Warranties.

        (a) Stable Gain hereby represents and warrants that Stable Gain has the full right and authority to enter into this Agreement and, as of the Delivery Date, shall have the full right and authority to grant the Intellectual Property Rights to the Technology herein provided for; that the consent of no other person or entity is necessary for Stable Gain to enter into and fully perform this Agreement; that Stable Gain is not subject to any obligation or disability that will or might hinder or prevent the full completion and performance by Stable Gain of any of the covenants and conditions to be kept or performed by Stable Gain hereunder; that Stable Gain has not made nor will Stable Gain make any grant, arrangement or agreement which will or might conflict or interfere with UTStarcom's complete enjoyment of the rights granted to UTStarcom hereunder; that the Technology does not infringe the copyright, patent trademark, the publicity rights, common law rights or any other right of any other party or constitute defamation, invasion of privacy or other tortious injury to any third party; that Stable Gain shall be, as of the Delivery Date, the sole and exclusive owner of all the Intellectual Property Rights in and to the Technology, including, without limitation all copyrights and all renewals and extensions of copyright, or has obtained all rights necessary from third parties to make the assignment of Intellectual Property Rights to UTStarcom herein and will provide UTStarcom with satisfactory documentation evidencing all such third party assignments upon request; that Stable Gain has not taken and will not take any action which might prevent or impair the exercise of the Intellectual Property Rights to be assigned hereunder by UTStarcom or its licensees; that, as of the Delivery Date, UTStarcom shall have perpetual quiet title to the Intellectual Property Rights assigned hereunder, and there are no claims, liens, encumbrances, security interest or other rights or charges to or on the Intellectual Property Rights assigned hereunder or any element thereof; that there is no claim or litigation pending or threatened involving the Technology; there are no agreements with or rights in any third party which would require UTStarcom to pay any royalty, compensation or other sums whatsoever by reason of the distribution or other exploitation of the Technology or which would require UTStarcom to obtain any consent or permission to exercise all rights to the Technology; that all of Stable Gain's warranties hereunder will be valid, true and correct at the Delivery Date and perpetually thereafter. All of the foregoing representations and warranties with respect to the Intellectual Property Rights to the Technology are also deemed made by Stable Gain with respect to the deliverables to be prepared by Stable Gain hereunder.

        (b) All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the People's Republic of China (the "PRC"), or any other relevant jurisdiction, that are required in connection with the lawful acquisition by Stable Gain of the Intellectual Property Rights to the Technology from Hainan Hua Gao Investment Co., Ltd. ("Hua Gao") shall be duly obtained and effective on the Delivery Date.

        (c) Stable Gain shall use [***] to fulfill the conditions set forth in this Article 4 at the earliest possible date, but in any case, no later than [***] after the Closing Date.

        (d) Stable Gain shall indemnify and hold harmless UTStarcom, [***] from and against any and all liability, loss, damages and expense (including without limitation reasonable attorneys' fees) arising out of or connected with any breach or alleged breach of any provision of this Agreement or any claim which is inconsistent with any of the representations, warranties or agreements made by Stable Gain in this Agreement.

      4.2  UTStarcom Representations and Warranties.  UTStarcom represents and warrants to Stable Gain that UTStarcom has the power and authority to enter into this Agreement.

    5.  RESTRICTIONS ON STABLE GAIN.

      5.1  No Competing Products or Services.  Stable Gain agrees not to develop any products or services which competes with the Technology or Improvements purchased by UTStarcom or further use any Intellectual Property Rights or Technology following the Closing Date without first obtaining the written consent of UTStarcom.

    6.  STABLE GAINS' REPRESENTATIONS WITH REGARD TO THE SHARES.

    In connection with Stable Gain's acquisition of the Shares, Stable Gain hereby represents and warrants to UTStarcom as follows:

      6.1  Investment Intent; Capacity to Protect Interests.  Stable Gain is acquiring the Shares solely for investment and not with any present intention of selling or otherwise disposing of the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"). Stable Gain also represents that the entire legal and beneficial interest of the Shares is being acquired, and will be held, for Stable Gain's account only, and neither in whole nor in part for any other person.

      6.2  Residence.  Stable Gain's principal business address indicated beneath Stable Gain's signature below.

      6.3  Information Concerning UTStarcom.  Stable Gain has had the opportunity to discuss the plans, operations, and financial condition of UTStarcom with its officers and has received all information Stable Gain has deemed appropriate to enable Stable Gain to evaluate the financial risk inherent in investing in the Shares.

      6.4  Economic Risk.  Stable Gain realizes that the purchase of the Shares involves a high degree of risk, and Stable Gain is able, without impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the value of the Shares.

      6.5  Restricted Securities.  Stable Gain understands and acknowledges that:

         (i) the Shares have not been registered under the Securities Act, and the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available (such as Rule 144 promulgated under the Securities Act ("Rule 144")) and UTStarcom is under no obligation to register the Shares;

        (ii) the share certificates representing the Shares will be stamped with the legends specified in Section 7.8 hereof; and

        (iii) UTStarcom will make a notation in its records of the aforementioned restrictions on transfer and legends.

      6.6  Regulation S Representations.  Stable Gain, identified as a non-U.S. Person, hereby makes to UTStarcom the following additional representations and warranties:

         (i) Stable Gain has been advised and acknowledges: (i) that the Shares have not been, and such Shares, when issued, will not be registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country; (ii) that in issuing and selling the Shares to Stable Gain pursuant hereto, UTStarcom is relying upon the "safe harbor" provided by Regulation S promulgated under the Act by the U.S. Securities and Exchange Commission ("SEC") for offers and sales of securities occurring outside the United States ("Regulation S") and/or on Section 4(2) under the Act; (iii) that it is a condition to the availability of the Regulation S safe harbor that the Shares not be offered or sold in the United States or to a U.S. Person until the expiration of a period of one year following the Closing Date; (iv) that, notwithstanding the foregoing, prior to the expiration of one year after the Closing Date (the "Restricted Period"), the Shares may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Act; or (B) the offer and sale is outside the United States and to other than a U.S. Person. The foregoing restrictions are binding upon subsequent transferees of the Shares, except for transferees pursuant to an effective registration statement.

        (ii) As used herein, the term "United States" means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term "U.S. Person" means: (i) a natural person (regardless of citizenship) resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate or trust of which any executor, administrator or trustee is a U.S. Person; (iv) any agency or branch of a foreign entity located in the United States; (v) any nondiscretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person (whether or not the dealer or other fiduciary is a U.S. Person); (vi) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (vii) a corporation or partnership organized under the laws of any jurisdiction other than the United States by a U.S. Person principally for the purpose of investing in securities that have not been registered under the Act, unless organized or incorporated and owned entirely by accredited investors (as defined in Rule 501(a)) under the Act who are not natural persons, estates or trusts.

        (iii) Subject to Section 7.7 herein, Stable Gain agrees that with respect to the Shares, until the expiration of the Restricted Period: (i) Stable Gain nor any agent or representative of Stable Gain has not and will not solicit offers to buy, offer for sale or sell any of the Shares or any other shares of UTStarcom, or any beneficial interest therein in the United States or to or for the account of a U.S. Person.

        (iv) Stable Gain has not engaged, nor is it aware that any party has engaged, and Stable Gain will not engage or cause any third party to engage in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares.

        (v) Stable Gain: (i) is domiciled and has its principal place of business outside the United States; and (ii) certifies it is not a U.S. Person and is not acquiring the Shares for the account or benefit of any U.S. Person; and (iii) at the time of the closing, Stable Gain or persons acting on Stable Gain's behalf in connection therewith will be located outside the United States.

        (vi) At the time of offering to Stable Gain and communication of Stable Gain's order to purchase the Shares and at the time of Stable Gain's execution of this Agreement, Stable Gain or the persons acting on Stable Gain's behalf in connection therewith were located outside the United States.

       (vii) Stable Gain is acquiring the Shares either: (i) for its own account; or (ii) for the account and benefit of clients of whom none is a U.S. Person and for whom Stable Gain has, and for the entire Restricted Period will continue to have, full investment discretion with respect to the purchase, holding and disposition of the Shares.

       (viii) Stable Gain is not a "distributor" (as defined in Regulation S) or a "dealer" (as defined in the Act).

      6.7  Further Limitations on Disposition.  Without in any way limiting its representations set forth above, Stable Gain further agrees that Stable Gain shall in no event make any disposition of all or any portion of the Shares unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, (ii) the resale provisions of Rule 144(k) are available in the opinion of counsel to UTStarcom or (iii) (A) Stable Gain shall have notified UTStarcom of the proposed disposition and shall have furnished UTStarcom with a detailed statement of the circumstances surrounding the proposed disposition, (B) Stable Gain shall have furnished UTStarcom with an opinion of Stable Gain's counsel to the effect that such disposition will not require registration of such stock under the Securities Act and (C) such opinion of Stable Gain's counsel shall have been concurred in by counsel for UTStarcom, and UTStarcom shall have advised Stable Gain of such concurrence.

      6.8  Legends.  All certificates representing any of the Shares shall have endorsed thereon legends in substantially the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD BY THE HOLDER HEREOF EXCEPT: (A) IF THE OFFER OR SALE IS WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT")), THE SECURITIES ARE OFFERED AND SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO RULE 144 UNDER THE ACT; OR (B) IF THE OFFER OR SALE IS OUTSIDE THE UNITED STATES AND TO OR FOR THE ACCOUNT OF OTHER THAN A U.S. PERSON."

    7.  INDEMNIFICATION AND ESCROW.

      7.1  Indemnification by Stable Gain.  Stable Gain shall defend, indemnify and hold harmless UTStarcom [***] under this Agreement from and against any and all claims losses, costs, liabilities and expenses, including reasonable fees of attorneys and other professionals, arising out of or related to any breach or claimed breach of any of Stable Gain's representations and warranties contained in Article 4, Section 5.1, Article 6 or Article 7. UTStarcom agrees to provide to Stable Gain prompt written notice of any third party claim covered by the foregoing indemnity that is made against and received by UTStarcom and to provide Stable Gain, [***] with such reasonable cooperation and assistance as Stable Gain may request from time to time in the defense or settlement thereof. In the event the Technology or part thereof is held to, or if Stable Gain reasonably believes is likely to be held to, violate or infringe a copyright, patent or other intellectual property right, Stable Gain shall, [***] obtain for UTStarcom a license to continue using and distributing the products incorporating or made with the Technology or part thereof pursuant to the terms and conditions of this Agreement.

      7.2  Escrow Arrangements.

        (a) Escrow Fund. Immediately following the Closing Date, but prior to the Delivery Date, [***] of the Shares (the "Escrow Shares"), without any act of Stable Gain, will be deposited with the Secretary of UTStarcom as escrow agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at [***] cost and expense.

        (b) Survival Period; Distribution upon Termination of Escrow Fund. Subject to the following requirements, the Escrow Fund shall remain in existence for a period of [***] following the Closing Date or until the occurrence of the Delivery Date, whichever occurs first (the "Survival Period"). Upon the termination of the Survival Period, the Escrow Fund shall terminate and the Escrow Agent shall distribute the Escrow Shares as follows:

           (i) on the Delivery Date, subject to the provisions of Subsection 8.2(d) hereof, [***] of the Escrow Shares shall be distributed to Stable Gain; or

          (ii) if the Survival Period terminates without the occurrence of the Delivery Date, subject to the provisions of Subsection 8.2(e) hereof, [***] of the Escrow Shares shall be returned to UTStarcom.

        (c) Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the Survival Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of UTStarcom and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

        (d) Release of Escrow Shares to Stable Gain. The Escrow Agent shall release the Escrow Shares to Stable Gain upon receipt by the Escrow Agent, at any time on or before the last day of the Survival Period, of the following certificates:

           (i) a certificate signed by an officer of UTStarcom certifying that (A) all of the items set forth in Exhibit B have been received and are acceptable to UTStarcom; and (B) the Escrow Agent may release the Escrow Shares to Stable Gain and terminate the Escrow Fund (a "UTStarcom Delivery Certificate"); and

          (ii) a certificate signed by an officer of Stable Gain certifying that the Escrow Agent may release the Escrow Shares to Stable Gain and terminate the Escrow Fund (a "Stable Gain Delivery Certificate").

        (e) Release of Escrow Shares to UTStarcom. The Escrow Agent shall release the Escrow Shares to UTStarcom upon receipt by the Escrow Agent at any time after the last day of the Survival Period of a certificate signed by an officer of UTStarcom certifying that (A) the Delivery Date has not occurred; (B) the Survival Period has expired; and (C) the Escrow Agent may release the Escrow Shares to UTStarcom and terminate the Escrow Fund (a "UTStarcom Termination Certificate").

        (f)  Objections to Claims. At the time of delivery of either a UTStarcom Delivery Certificate, a Stable Gain Delivery Certificate or a UTStarcom Termination Certificate (collectively, the "Certificates") to the Escrow Agent, a duplicate copy of such Certificate shall be delivered to the non-certifying party and for a period of [***] after such receipt (the "Waiting Period"), the Escrow Agent shall make no delivery to either UTStarcom nor Stable Gain of any Escrow Shares, pursuant to Section 8.2(d) or 8.2(e) hereof until after both the expiration of the Waiting Period and the failure of the non-certifying party to deliver to the Escrow Agent a written objection to such Certificate before the expiration of the Waiting Period.

        (g) Resolution of Conflicts; Arbitration.

           (i) In case either Stable Gain or UTStarcom shall so object in writing to any claim or claims made in any Certificate, Stable Gain and UTStarcom shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If Stable Gain and UTStarcom should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute amounts from the Escrow Fund in accordance with the terms thereof.

          (ii) If no such agreement can be reached after good faith negotiation, either UTStarcom or Stable Gain may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by binding arbitration in accordance with the American Arbitration Association. The decision of the arbitrator(s) as to the validity and amount of any claim in such Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(f) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

        (h) Escrow Agent's Duties.

           (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of each of UTStarcom and Stable Gain, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties, in accordance with this Article 8. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

          (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (iii) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

          (iv) The Escrow Agent may resign at any time upon giving at least [***] written notice to UTStarcom and Stable Gain; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: UTStarcom and Stable Gain shall use their best efforts to mutually agree upon a successor agent within [***] after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, UTStarcom shall have the right to appoint a successor escrow agent authorized to do business in California. The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter, the predecessor Escrow Agent shall be discharged for any further duties and liabilities under this Agreement.

    8.  CONFIDENTIALITY.

      8.1  Confidential Information.  As used herein, "Confidential Information" means trade secrets, technology, know-how and other confidential business and technical information. The parties agree that the Technology is Confidential Information. Each party (the "Receiving Party")

  may be given access to Confidential Information of the other party (the "Disclosing Party") pursuant to this Agreement.

      8.2  Restriction of Confidential Information.  The Receiving Party shall hold and maintain the Disclosing Party's Confidential Information in confidence using the same degree of care that it uses with respect to its own Confidential Information, but in no event less than a reasonable degree of care, and shall not use or disclose the Confidential Information of the Disclosing Party except as permitted by this Agreement.

      8.3  Exceptions.  The foregoing restrictions will not apply to any such Confidential Information that is (i) required to be disclosed by court order or decree or in compliance with applicable law, (ii) in the public domain or enters the public domain other than through a breach hereof by the Receiving Party, (iii) except in the case of Technology assigned hereunder, known to the Receiving Party prior to its receipt from the Disclosing Party hereunder and not subject to a confidentiality obligation, (iv) independently developed by the Receiving Party, as shown by documents in the Receiving Party's files at the time of disclosure or (vi) received by the Receiving Party from a third party and not subject to a confidentiality obligation.

    9.  GENERAL.

      9.1  Limitation of Liability.  NEITHER PARTY SHALL HAVE ANY LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES OR LOST PROFITS, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      9.2  Survival.  The provisions of Sections 4, 5, 6, 7, 8 and 9 shall survive the termination of this Agreement.

      9.3  Confidentiality of Agreement.  Each party agrees to keep confidential and not to disclose to any third party the terms and conditions of this Agreement or the fact that the parties have entered into this Agreement; provided, however, that each party may disclose the terms and conditions of this Agreement (i) in confidence, to its banks, lawyers, accountants, other professional advisors, and potential investors, (ii) in connection with its enforcement of rights under this Agreement, and (iii) as may be required by law.

      9.4  Notices.  Any notice or communication required or permitted to be given hereunder shall be sufficiently given when mailed by certified mail, postage prepaid, return receipt requested, or sent by facsimile transmission or overnight courier, charges prepaid, in each case properly addressed to the addresses of the parties indicated on the first page of this Agreement, or to such other address as may hereafter be furnished in writing by either party hereto to the other party, and such notice shall be deemed to have been given when received or, if receipt is not accomplished by reason of some fault of the addressee, when tendered.

      9.5  Modifications.  This Agreement may not be modified or amended except by written instrument duly executed by both parties.

      9.6  Invalidity.  If any provision of this Agreement is invalid under any applicable statute or rule of law, it shall be replaced with a valid provision that most nearly effects the parties' intent in entering into this Agreement and the remaining provisions of this Agreement shall in no way be affected or impaired thereby.

      9.7  No Joint Venture.  Neither party is and neither party shall represent itself to be the agent, employee, franchise, joint venturer, officer or partner of the other party. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and neither party shall have the power to obligate or bind the other party in any manner whatsoever.

      9.8  Waiver.  The failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of such right or any other right hereunder.

      9.9  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

      9.10  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California. Each party hereby irrevocably consents to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California, in any action arising out of or relating to this Agreement and waives any other venue to which it may be entitled by domicile or otherwise.

      9.11  Entire Understanding.  This Agreement expresses the full, complete and exclusive understanding of the parties with respect to the subject matter hereof and supersedes all prior proposals, representations, agreements and understandings, whether written or oral.

    IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

UTSTARCOM, INC.	STABLE GAIN INTERNATIONAL LIMITED
By:	By:

Print Name:	Print Name:

Title:	Title:

Address:

EXHIBIT A

Technology

  •
  Wireless Application Protocol Gateway—A system to convert WAP protocol data into HTTP protocol data, enabling mobile accessibility to the Internet.

  •
  Virtual Private Network System—A system to provide virtual private network services for telecom service providers.

  •
  Voice Mail System—A system to provide voice messaging services in telecommunications networks.

  •
  Securities Application System—A system to provide securities-related data services for securities brokerage companies.

  •
  Calling Card System—A system to allow telecom service providers to provide prepaid telephony services to customers.

  •
  Call Center System—A system to provide customers of telecom service providers with access to banks and securities brokerage companies.

  •
  Short Message Service Center—A system to provide Short Message Service for users of the Global System for Mobile Communications (GSM).

  •
  Telebanking Application—A system to provide banking services over telephone lines.

  •
  Internet Billing System—A system that generates billing record information for Internet Service Providers.

EXHIBIT B

Deliverables

Stable Gain Deliverables:

1.
An opinion from counsel to Stable Gain, in form and substance acceptable to UTStarcom and counsel to UTStarcom, opining that all authorizations, approvals or permits of any governmental authority or regulatory body of the People's Republic of China, or any other relevant jurisdiction, that are required in connection with the lawful acquisition by UTStarcom and Stable Gain of the Intellectual Property Rights to the Technology have been duly obtained and are in effect.

2.
A certificate of an officer of Stable Gain stating that all the representations and warranties contained in Section 4.1 are true and correct as of the Delivery Date.

3.
The subject Technology described in Exhibit A, including: the source code for each described technology, and any associated user manuals.

EXHIBIT C

Shares

Purchaser Price	Average Share Price	Shares
[***]	[***]	[***]

QuickLinks

  Exhibit 10.56
ASSIGNMENT AGREEMENT
RECITALS
EXHIBIT A
Technology
EXHIBIT B
Deliverables
EXHIBIT C
Shares